                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF

                      THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):

                      March 14, 2000 (February 29, 2000)
                      ----------------------------------


                                 BE FREE, INC.
            (Exact name of registrant as specified in its charter)


          Delaware                     000-27271                 04-3303188
       (State or other          (Commission File Number)       (IRS Employer
jurisdiction of incorporation)                               Identification No.)

                 154 Crane Meadow Road, Marlborough, MA 01752
            (Address of principal executive offices)     (Zip Code)

    Registrant's telephone number, including area code:   (508) 357-8888
                                                          --------------

                                Not Applicable
         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On February 29, 2000, Be Free, Inc. (the "Company") completed its acquisition of TriVida Corporation ("TriVida"), through the merger of Cyrano Acquisition Corp., its wholly owned subsidiary, with and into TriVida (the "Merger"). The Merger was pursuant to an Agreement and Plan of Merger, dated as of February 15, 2000 (the "Merger Agreement") by and among the Company, Cyrano Acquisition Corp. and TriVida. The Merger Agreement is attached hereto as
Exhibit 2.
---------

     TriVida has developed personalization services for online merchants and content sites. These personalization services are designed to permit the delivery of personalized promotions to unique users.

     On February 28, 2000, TriVida's shareholders approved the Merger. No approval by the Company's stockholders was required. The Boards of Directors of each of the Company and TriVida approved the Merger and the Merger Agreement.

     The execution of the Merger Agreement was announced on February 16, 2000.

     As consideration for the Merger, the Company issued an aggregate of 2,933,276 shares of its common stock, par value $.01 per share ("Common Stock"), in exchange for the outstanding shares of TriVida capital stock. The Company also assumed options to purchase an additional 566,592 shares of Common Stock previously issued by TriVida to its employees. Under the terms of the Merger Agreement and TriVida's option plan, such options became exercisable for shares of Common Stock based upon the conversion ratio for the outstanding shares of TriVida common stock. The terms of the Merger were based upon arms' length negotiations between unaffiliated parties. There were no material relationships between the Company, TriVida or any of their respective affiliates, officers or directors. The Merger is to be accounted for as a purchase for accounting purposes.

     On March 8, 2000, the Company effectuated a 2-for-1 common stock split in the form of a stock dividend paid to record holders as of March 1, 2000. The foregoing share information is presented on a post-split basis.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial Statements of Business Acquired.

              The required financial statements and reports are attached hereto as pages F-1 through F-16.

         (b)  Pro Forma Financial Information.

              The required pro forma financial information is attached hereto as pages F-17 through F-20.

         (c)  Exhibits

              Exhibit 2 Agreement and Plan of Merger, dated February 15, 2000 by and among Be Free, Inc., Cyrano Acquisition Corp. and TriVida Corporation

              Exhibit 23    Consent of Ernst & Young LLP

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
TriVida Corporation (a Development Stage Company)

   We have audited the accompanying balance sheets of TriVida Corporation (a Development Stage Company) as of March 31, 1998 and 1999, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended March 31, 1998 and 1999, and for the period from January 7, 1997 (date of inception) to March 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TriVida Corporation (a Development Stage Company) at March 31, 1998 and 1999, and the results of its operations and its cash flows for the years ended March 31, 1998 and 1999, and for the period from January 7, 1997 (date of inception) to March 31, 1999, in conformity with accounting principles generally accepted in the United States.

   As discussed in Note 2 to the financial statements, the Company's recurring losses from operations and net capital deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans as to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Ernst & Young LLP

October 15, 1999
Los Angeles, California

                              TRIVIDA CORPORATION
                         (A Development Stage Company)

                                 BALANCE SHEETS

                                                March 31,
                                         ------------------------  December 31,
                                            1998         1999          1999
                                                                   (Unaudited)
                ASSETS
Current assets:
 Cash and cash equivalents.............  $   107,010  $   539,894  $  1,308,291
 Prepaid expenses and other current
  assets...............................        1,471        8,958           --
                                         -----------  -----------  ------------
  Total current assets.................      108,481      548,852     1,308,291
Computers and equipment, net of
 accumulated depreciation of $90,516
 and $399,675 at March 31, 1998, and
 1999 respectively; and $706,795 at
 December 31, 1999.....................      595,998      404,058     2,059,545
Deposits...............................      139,518      141,125       185,451
                                         -----------  -----------  ------------
  Total assets.........................  $   843,997  $ 1,094,035  $  3,553,287
                                         ===========  ===========  ============
 LIABILITIES AND STOCKHOLDERS' EQUITY
               (DEFICIT)
Current liabilities:
 Accounts payable......................  $   100,629  $   174,431  $    387,156
 Accrued expenses......................       88,992       13,798        25,763
 Related party payable.................      173,333      333,332       373,333
 Credit line payable...................       42,825       99,825        99,825
 Current portion of capital lease
  obligation...........................      250,798      237,743       495,778
                                         -----------  -----------  ------------
  Total current liabilities............      656,577      859,129     1,381,855
Capital lease obligations, less current
 portion...............................      224,067       52,475       807,251
Convertible notes......................      580,355      741,600           --
Commitments
Stockholders' equity (deficit):
 Preferred Stock, liquidation
  preference of $0.60 per share,
  4,000,000 and 11,000,000 shares
  authorized, 3,898,810 and 10,723,694
  Series A Convertible shares issued
  and outstanding at March 31, 1998 and
  1999, respectively; 11,000,000 shares
  authorized, 10,723,694 Series A
  Convertible shares issued and
  outstanding at December 31, 1999.....    2,339,286    6,462,289     6,462,289
 Preferred Stock, liquidation
  preference of $0.81 per share,
  8,223,694 shares authorized,
  7,761,205 Series B Convertible shares
  issued and outstanding at December
  31, 1999.............................          --           --      6,356,576
 Common stock, no par value, 6,000,000
  and 16,000,000 shares authorized,
  3,000,000 and 3,226,750 shares issued
  and outstanding at March 31, 1998 and
  1999, respectively; 16,000,000
  authorized, 4,085,499 shares issued
  and outstanding at December 31, 1999.        6,320       20,725        75,470
 Additional paid-in capital on common
  stock................................      307,800      877,280     2,403,810
 Deferred compensation.................     (202,598)    (517,500)   (1,460,150)
 Deficit accumulated during the
  development stage....................   (3,067,810)  (7,401,963)  (12,473,814)
                                         -----------  -----------  ------------
  Total stockholders' equity (deficit).     (617,002)    (559,169)    1,364,181
                                         -----------  -----------  ------------
Total liabilities and shareholders'
 equity (deficit)......................  $   843,997  $ 1,094,035  $  3,553,287
                                         ===========  ===========  ============

                            See accompanying notes.

                              TRIVIDA CORPORATION
                         (A Development Stage Company)

                            STATEMENTS OF OPERATIONS

                                                                                                     Period from
                                                       Period from        Nine Months Ended        January 7, 1997
                          Year ended March 31,       January 7, 1997        December 31,         (date of inception)
                         ------------------------  (date of inception) ------------------------    to December 31,
                            1998         1999       to March 31, 1999     1998         1999             1999
                                                                             (Unaudited)             (Unaudited)
Revenues ............... $       --   $   119,750      $   119,750     $   119,750  $       --      $    119,750
Operating expenses:
  Sales and marketing ..     577,500      931,546        1,509,046         731,326    1,536,422        3,045,468
  Research and
   development .........     820,670    1,156,728        1,991,411         840,455    1,046,920        3,038,331
  General and
   administrative ......   1,409,399    1,993,764        3,569,143       1,465,177    1,966,474        5,535,617
  Amortization of
   deferred equity-based
   compensation.........      83,962      230,378          314,340         164,185      286,135          600,475
                         -----------  -----------      -----------     -----------  -----------     ------------
Loss from operations ...  (2,891,531)  (4,192,666)      (7,264,190)     (3,081,393)  (4,835,951)     (12,100,141)
Other income (expense):
  Interest income ......      35,199       38,974           74,173          35,316       57,658          131,831
  Interest expense .....     (29,885)    (179,661)        (209,546)       (131,511)    (292,758)        (502,304)
                         -----------  -----------      -----------     -----------  -----------     ------------
Total other income
 (expense) .............       5,314     (140,687)        (135,373)        (96,195)    (235,100)        (370,473)
                         -----------  -----------      -----------     -----------  -----------     ------------
Net loss before taxes ..  (2,886,217)  (4,333,353)      (7,399,563)     (3,177,588)  (5,071,051)     (12,470,614)
Taxes ..................        (800)        (800)          (2,400)           (800)        (800)          (3,200)
                         -----------  -----------      -----------     -----------  -----------     ------------
Net Loss ............... $(2,887,017) $(4,334,153)     $(7,401,963)    $(3,178,388) $(5,071,851)    $(12,473,814)
                         ===========  ===========      ===========     ===========  ===========     ============


                            See accompanying notes.

                              TRIVIDA CORPORATION
                         (A Development Stage Company)

                 STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                      Preferred Stock      Preferred Stock                                                        Accumulated
                          Class A              Class B          Common Stock        Additional                   Deficit During
                   --------------------- -------------------- ----------------- Paid-in Capital on   Deferred     Development
                     Shares     Amount    Shares     Amount    Shares   Amount     Common Stock    Compensation      Stage
Balance at
January 7, 1997
(date of
inception).......         --  $      --        --  $      --        --  $   --      $      --      $       --     $        --
 Initial
 capitalization..         --         --        --         --  2,625,000   6,000            --              --              --
 Issuance of
 Series A
 Preferred Stock.   2,125,000  1,275,000       --         --        --      --             --              --              --
 Issuance of
 common stock....         --         --        --         --    375,000     320            --              --              --
 Net loss........         --         --        --         --        --      --             --              --         (180,793)
                   ---------- ---------- --------- ---------- --------- -------     ----------     -----------    ------------
Balance at March
31, 1997.........   2,125,000  1,275,000       --         --  3,000,000   6,320            --              --         (180,793)
 Issuance of
 Series A
 Preferred Stock.   1,773,810  1,064,286       --         --        --      --             --              --              --
 Stock options
 issued to
 consultants.....         --         --        --         --        --      --          21,240             --              --
 Stock option
 compensation....         --         --        --         --        --      --         286,560        (286,560)            --
 Amortization of
 deferred
 compensation....         --         --        --         --        --      --             --           83,962             --
 Net loss........         --         --        --         --        --      --             --              --       (2,887,017)
                   ---------- ---------- --------- ---------- --------- -------     ----------     -----------    ------------
Balance at March
31, 1998.........   3,898,810  2,339,286       --         --  3,000,000   6,320        307,800        (202,598)     (3,067,810)
 Issuance of
 Series A
 Preferred Stock
 (June 1998).....   1,805,506  1,083,304       --         --        --      --             --              --              --
 Conversion of
 Promissory Notes
 to Series A
 Preferred Stock
 (June 1998).....   1,550,592    950,032       --         --        --      --             --              --              --
 Issuance of
 common stock....         --         --        --         --    200,000  12,000            --              --              --
 Issuance of
 Series A
 Preferred Stock
 (August 1998)...     833,333    500,000       --         --        --      --             --              --              --
 Conversion of
 Promissory Notes
 to Series A
 Preferred Stock
 (December 1998).   1,305,140    783,079       --         --        --      --             --              --              --
 Stock options
 issued to
 consultants.....         --         --        --         --        --      --          24,200             --              --
 Conversion of
 Promissory Notes
 to Series A
 Preferred Stock
 (March 1999)....   1,330,313    798,188       --         --        --      --             --              --              --
 Issuance of
 stock purchase
 warrants........         --       8,400       --         --        --      --             --              --              --
 Exercise of
 stock options...         --         --        --         --     26,750   2,405            --              --              --
 Stock option
 compensation....         --         --        --         --        --      --         545,280        (545,280)            --
 Amortization of
 deferred
 compensation....         --         --        --         --        --      --             --          230,378             --
 Net loss........         --         --        --         --        --      --             --              --       (4,334,153)
                   ---------- ---------- --------- ---------- --------- -------     ----------     -----------    ------------
Balance at March
31, 1999.........  10,723,694 $6,462,289       --         --  3,226,750  20,725        877,280        (517,500)     (7,401,963)
 Issuance of
 Series B
 Preferred Stock
 (August 1999)
 (unaudited).....         --         --  5,670,818  4,593,362       --      --             --              --              --
 Conversion of
 promissory notes
 (August 1999)
 (unaudited).....         --         --  2,090,387  1,693,214       --      --             --              --              --
 Issuance of
 stock purchase
 warrants
 (unaudited).....         --         --        --      70,000       --      --         260,645             --              --
 Exercise of
 stock options
 (unaudited).....         --         --        --         --    858,749  54,745            --              --              --
 Stock options
 issued to
 consultants
 (unaudited).....         --         --        --         --        --      --          37,100             --              --
 Stock option
 compensation
 (unaudited).....         --         --        --         --        --      --       1,228,785      (1,228,785)            --
 Amortization of
 deferred
 compensation
 (unaudited).....         --         --        --         --        --      --             --          286,135             --
 Net loss
 (unaudited).....         --         --        --         --        --      --             --              --       (5,071,851)
                   ---------- ---------- --------- ---------- --------- -------     ----------     -----------    ------------
Balance at
December 31, 1999
(unaudited)......  10,723,694 $6,462,289 7,761,205 $6,356,576 4,085,499 $75,470     $2,403,810     $(1,460,150)   $(12,473,814)
                   ========== ========== ========= ========== ========= =======     ==========     ===========    ============
                     Total
Balance at
January 7, 1997
(date of
inception).......  $      --
 Initial
 capitalization..       6,000
 Issuance of
 Series A
 Preferred Stock.   1,275,000
 Issuance of
 common stock....         320
 Net loss........    (180,793)
                   -----------
Balance at March
31, 1997.........   1,100,527
 Issuance of
 Series A
 Preferred Stock.   1,064,286
 Stock options
 issued to
 consultants.....      21,240
 Stock option
 compensation....         --
 Amortization of
 deferred
 compensation....      83,962
 Net loss........  (2,887,017)
                   -----------
Balance at March
31, 1998.........    (617,002)
 Issuance of
 Series A
 Preferred Stock
 (June 1998).....   1,083,304
 Conversion of
 Promissory Notes
 to Series A
 Preferred Stock
 (June 1998).....     950,032
 Issuance of
 common stock....      12,000
 Issuance of
 Series A
 Preferred Stock
 (August 1998)...     500,000
 Conversion of
 Promissory Notes
 to Series A
 Preferred Stock
 (December 1998).     783,079
 Stock options
 issued to
 consultants.....      24,200
 Conversion of
 Promissory Notes
 to Series A
 Preferred Stock
 (March 1999)....     798,188
 Issuance of
 stock purchase
 warrants........       8,400
 Exercise of
 stock options...       2,405
 Stock option
 compensation....         --
 Amortization of
 deferred
 compensation....     230,378
 Net loss........  (4,334,153)
                   -----------
Balance at March
31, 1999.........    (559,169)
 Issuance of
 Series B
 Preferred Stock
 (August 1999)
 (unaudited).....   4,593,362
 Conversion of
 promissory notes
 (August 1999)
 (unaudited).....   1,693,214
 Issuance of
 stock purchase
 warrants
 (unaudited).....     330,645
 Exercise of
 stock options
 (unaudited).....      54,745
 Stock options
 issued to
 consultants
 (unaudited).....      37,100
 Stock option
 compensation
 (unaudited).....         --
 Amortization of
 deferred
 compensation
 (unaudited).....     286,135
 Net loss
 (unaudited).....  (5,071,851)
                   -----------
Balance at
December 31, 1999
(unaudited)......  $1,364,181
                   ===========

                            See accompanying notes

                              TRIVIDA CORPORATION
                         (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

                                                                                                      Period from
                                                        Period from        Nine months ended        January 7, 1997
                           Year ended March 31,       January 7, 1997        December 31,         (date of inception)
                          ------------------------  (date of inception) ------------------------    to December 31,
                             1998         1999       to March 31, 1999     1998         1999             1999
                                                                              (Unaudited)             (Unaudited)
Operating activities
 Net loss...............  $(2,887,017) $(4,334,153)     $(7,401,963)    $(3,178,388) $(5,071,851)    $(12,473,814)
 Adjustments to
  reconcile net loss to
  net cash used in
  operating activities:
 Depreciation...........       90,516      309,159          402,074         254,334      307,120          709,194
 Other common stock
  expense...............       21,240       24,200           45,440          24,200      297,745          343,185
 Interest converted to
  equity................          --       118,833          118,833          35,588       71,927          190,760
 Amortization of
  deferred equity-based
  compensation..........       83,962      230,378          314,340         164,185      286,135          600,475
 Changes in operating
  assets and
  liabilities:
  Prepaid expenses......       (1,471)      (7,487)          (8,958)        (88,400)       8,958              --
  Deposits..............     (137,668)      (1,607)        (141,125)         (4,107)      25,673         (115,452)
  Accounts payable......       29,510       73,802          174,431              34      212,725          387,156
  Accrued expenses......       88,992      (75,194)          13,798         (18,997)      11,966           25,764
  Related party payable.      160,000      159,999          333,332         120,000       40,001          373,333
                          -----------  -----------      -----------     -----------  -----------     ------------
Net cash used in
 operating activities...   (2,551,936)  (3,502,070)      (6,149,798)     (2,691,551)  (3,809,601)      (9,959,399)
Investing activities
Purchase of property and
 equipment..............      (98,330)     (40,548)        (171,774)        (56,704)    (694,360)        (866,134)
Proceeds from sales of
 equipment..............       30,497          --            30,497             --           --            30,497
                          -----------  -----------      -----------     -----------  -----------     ------------
Net cash used in
 investing activities...      (67,833)     (40,548)        (141,277)        (56,704)    (694,360)        (835,637)
Financing activities
Payments of capital
 lease obligations......     (113,319)    (261,318)        (374,637)       (195,639)    (255,435)        (630,072)
Credit line borrowings..       42,825       57,000           99,825          57,000          --            99,825
Issuance of Series A
 Preferred Stock........    1,064,286    1,583,304        3,922,590       1,583,304          --         3,922,590
Issuance of Series B
 Preferred Stock........          --           --               --              --     4,593,362        4,593,362
Issuance of common
 stock..................          --        14,405           20,725          14,000       54,745           75,470
Issuance of convertible
 promissory notes.......      580,355    2,582,111        3,162,466       1,832,111      879,687        4,042,153
                          -----------  -----------      -----------     -----------  -----------     ------------
Net cash provided by
 financing activities...    1,574,147    3,975,502        6,830,969       3,290,776    5,272,359       12,103,328
                          -----------  -----------      -----------     -----------  -----------     ------------
Net increase (decrease)
 in cash and cash
 equivalents............   (1,045,622)     432,884          539,894         542,521      768,398        1,308,292
Cash and cash
 equivalents, beginning
 of period..............    1,152,632      107,010              --          107,010      539,893          539,893
                          -----------  -----------      -----------     -----------  -----------     ------------
Cash and cash
 equivalents, end of
 period.................  $   107,010  $   539,894      $   539,894     $   649,531  $ 1,308,291     $  1,848,185
                          ===========  ===========      ===========     ===========  ===========     ============
Supplemental
 disclosures:
 Interest paid..........  $    23,562  $   166,307      $   189,869     $    19,585  $    73,026     $    262,895
                          ===========  ===========      ===========     ===========  ===========     ============
Supplemental disclosure
 of non-cash
 transactions:
 During the years ended March 31, 1998 and 1999, the Company entered into capital lease obligations totaling $588,184 and $76,671, respectively.
 During the year ended March 31, 1999, $2,412,466 in convertible notes and $118,833 in accrued interest were converted into 4,186,045 shares of Series A Preferred Stock.
 During the nine months ended December 31, 1998 and 1999, the Company entered into capital lease obligations totaling $64,863 and $1,268,242, respectively.
 During the nine months ended December 31, 1998, $1,697,593 in convertible notes and $35,588 in accrued interest were converted into 1,330,313 shares of Series A Preferred Stock.
 During the nine months ended December 31, 1999, $1,621,287 in convertible notes and $71,927 in accrued interest were converted into 2,090,387 shares of Series B Preferred Stock.

                            See accompanying notes.

                              TRIVIDA CORPORATION
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS
  (Information at December 31, 1999 and for the nine months ended December 31,
                          1998 and 1999 is unaudited)

1. Business Activity

   TriVida Corporation (the Company), formally Nemogen Corporation, was incorporated on January 7, 1997, in California. The Company was formed to develop and market transactional stream analysis software products. The Company has changed its business model from transactional stream analysis software products to networked website personalization. Website personalization allows companies to customize sales and marketing information on their websites, in hopes of increasing sales, by predicting customer preferences from comparing a customer's selections to those made by other customers previously. The Company's service is provided over the Internet, in real time. To date the Company has devoted the majority of its efforts to product development activities and the raising of capital. As such, the Company is considered to be in the development stage at March 31, 1999.

2. Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

   The Company has experienced recurring operating losses and has a deficiency in working capital and stockholders' equity. The Company's growth and product development have required significant capital, which historically has been met primarily through the sale of stock and the issuance of convertible promissory notes. Management believes that additional capital will be needed to fund the Company's ongoing product development and marketing efforts. Management believes that the necessary capital to fund these efforts for the next twelve months will be raised through the sale of additional shares of the Company's Series B Preferred Stock or other securities of the Company. However, there can be no assurance that such financing will be completed. Without additional financing, the Company will be required to reduce its product development and marketing efforts. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

   The accompanying financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments to reflect the net realizable value of the Company's net assets in the event that the Company is unable to sustain its operations.

Unaudited Interim Results

   The accompanying balance sheet as of December 31, 1999, the statements of operations and cash flows for the nine months ended December 31, 1998 and 1999 and the statement of stockholders' equity (deficit) for the nine months ended December 31, 1999 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which included only normal recurring adjustments, necessary to present fairly the Company's financial position, results of

                              TRIVIDA CORPORATION
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)
           (Information at December 31, 1999 and for the nine months
                 ended December 31, 1998 and 1999 is unaudited)

operations and cash flows as of December 31, 1999 and for the nine months ended December 31, 1998 and 1999. The financial data and other information disclosed in these notes to the financial statements related to these periods are unaudited.

Cash and Cash Equivalents

   Cash equivalents include highly liquid investments with maturities of three months or less from the date of purchase.

Fair Value of Financial Instruments

   The carrying amount of cash and cash equivalents approximates fair value due to the short maturities of those instruments. The carrying amount of the Company's credit line payable approximates fair value due to its variable rate nature. There is no established market for the Company's convertible promissory notes; however, management believes that the carrying amount approximates fair value.

Computers and Equipment

   Computers and equipment, including assets recorded under capital leases, are stated at cost. These assets are depreciated using the straight-line method over the estimated useful life of three years or over the period of the lease, whichever is shorter.

Long-Lived Assets

   The Company accounts for long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." The Company reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under Statement No. 121, an impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. No such impairment losses have been identified by the Company.

Income Taxes

   The Company accounts for income taxes using the liability method, as required by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using enacted tax rates and laws expected to be in effect when the

                              TRIVIDA CORPORATION
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)
           (Information at December 31, 1999 and for the nine months
                 ended December 31, 1998 and 1999 is unaudited)

differences are expected to reverse. Valuation allowances are established when necessary to reduce the carrying amount of deferred tax assets to their net realizable value.

Accounting for Stock Based Compensation

   The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB No. 25), and related interpretations in accounting for its stock options as permitted under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123). The required pro forma disclosure for compensation expense under SFAS No. 123 are disclosed in Note 4.

Research and Development Costs

   Pursuant to the Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," the Company is required to capitalize software development costs when "technological feasibility" of the product has been established and anticipated future revenues assure recovery of the capitalized amounts. Because the Company's product is still in the development phase, software development costs have been charged to product development expenses in the accompanying statements of operations.

Estimates and Assumptions

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities in the financial statements and the accompanying notes. Actual results could differ from those estimates.

Reclassifications

   Certain prior year financial statement items have been reclassified to conform to the current period's presentation.

3. Stockholders' Equity (Deficit) and Convertible Notes

   The Company was initially capitalized in January 1997, with the issue of 2,625,000 shares of common stock for a total of $6,000. On March 14, 1997, the Company issued 2,125,000 shares of Series A Preferred Stock at a purchase price of $0.60 per share to Woodside Fund III, L.P. (Woodside) and InnoCal L.P. (InnoCal). The Company issued an additional 375,000 shares of common stock to Woodside for a total of $320. An additional 1,773,810 shares of Series A Preferred Stock at $0.60 per share were issued to Woodside and InnoCal and certain other Series A Preferred Stockholders in August 1997.

                              TRIVIDA CORPORATION
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)
           (Information at December 31, 1999 and for the nine months
                 ended December 31, 1998 and 1999 is unaudited)


   In February 1998, the Company issued to Woodside, Innocal and several existing Series A Preferred shareholders convertible promissory note totaling $580,355. The notes were non-interest bearing and payable upon demand of the holders. In connection with the issuance of the convertible notes, warrants to purchase common shares at $0.10 per share upon the closing of an equity financing with proceeds of at least $5 million, were issued to Woodside and InnoCal. The number of shares subject to the warrant will be equivalent to the number of shares which would equal $75,000 of fair value of common stock at the time of the financing, as determined by the Company's Board of Directors. These warrants will expire in February 2004, to the extent not previously exercised. As of March 31, 1999, such a financing has not occurred and no warrants have been exercised. The conversion feature of the convertible promissory notes was later amended to allow for conversion upon the next round of equity financing.

   In April, May and June 1998, the Company issued convertible promissory notes to Woodside and InnoCal totaling $670,000. These notes bore an interest rate of 10% per annum and were due upon demand. These notes were convertible into shares of the Company's Series A Preferred Stock at the option of the holder.

   In June 1998, the Company entered into a Series A Preferred Stock Agreement whereby the Company issued 1,805,506 shares of Series A Preferred Stock at a purchase price of $0.60 per shares. Concurrent with this equity financing, $930,355 in outstanding convertible notes and $19,677 in accrued interest were converted into 1,550,592 shares of the Company's Series A Preferred Stock.

   Also in June 1998, the Company issued additional convertible promissory notes totaling $998,024 to Woodside, InnoCal and several other existing shareholders. These notes bore an interest rate of 10% per annum and were due upon demand. These notes were convertible into shares of the Company's Series A Preferred Stock upon the next round of equity financing.

   On July 28, 1998, InnoCal purchased 200,000 shares of the Company's common stock for $12,000.

   On July 31, 1998, the Company issued to idealab! Capital Partners I-A and I-B, L.P. (idealab!) convertible promissory notes totaling $500,000 and bearing an interest rate of 10% per annum. The unpaid balance and accrued interest on the notes will be converted into shares of the Company's Series A Preferred Stock at a rate of $0.60 per shares. Additionally, in August 1998, the Company issued to idealab! 833,333 shares of Series A Preferred Stock for a price of $0.60 per share.

   On December 31, 1998, pursuant to the provisions of the promissory note agreements, $749,012 in outstanding convertible promissory notes, plus $34,067 in accrued interest were converted into 1,305,140 shares of the Company's Series A Preferred Stock.

                              TRIVIDA CORPORATION
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)
           (Information at December 31, 1999 and for the nine months
                 ended December 31, 1998 and 1999 is unaudited)

   On March 12, 1999, the Company issued to InnoCal, Woodside and idealab! convertible promissory notes totaling $750,000 and bearing an interest rate of 10% per annum. The unpaid principal and accrued interest will convert into shares of the Company's Series A Preferred Stock at a rate of $0.60 per share. In connection with the issuance of these convertible notes, 240,000 warrants for the purchase of common stock at a price of $0.60 per share were issued to Woodside, InnoCal, and idealab! In addition, the holders of the warrants may convert the warrants into common stock, without any additional consideration paid. The number of shares of common stock into which the warrants convert is dependent upon the fair market value of the Company's common stock at the date of conversion. These warrants expire in March 2004, to the extent not previously exercised. At the date of grant, the warrants have been valued at $8,400 and have been treated as a discount to the convertible notes issued and as additional Preferred Stock contribution.

   Also on March 12, 1999, $749,012 in outstanding convertible promissory notes, plus $49,176 in accrued interest, were converted into 1,330,313 shares of the Company's Series A Preferred Stock.

   On April 5, 1999, the Company issued to Oasis Ventures (Oasis) and other investors $767,187 in convertible promissory notes, bearing interest at a rate of 10% per annum. The unpaid principal balance and accrued interest will convert into shares of the Company's Series B Preferred Stock at a rate of $0.81 per share. In connection with the issuance of these convertible notes, 265,730 warrants for the purchase of common stock at a price of $0.06 per share were issued to Oasis and other investors. In addition, the holders of the warrants may convert the warrants into common stock, without any additional consideration paid. The number of shares of common stock into which the warrants convert is dependent upon the fair market value of the Company's common stock at the date of conversion. These warrants expire in March 2004, to the extent not previously exercised. At the date of grant, the warrants have been valued at $152,794 and have been treated as a discount to convertible notes issued and as additional paid-in capital.

   On July 28, 1999, the Company issued to InnoCal, Woodside and idealab! $112,500 in convertible promissory notes. The notes are due upon demand and bear interest at a rate of 8% per annum. The unpaid principal balance and accrued interest will automatically be converted into shares of the Company's Series B Preferred Stock at a rate of $0.81 per share.

   In August 1999, the Company issued 5,670,818 shares of Series B Preferred Stock at a price of $0.81 per share, for $4,593,362. Additionally, $1,693,214 in outstanding convertible promissory notes were converted into 2,090,387 shares of the Company's Series B Preferred Stock.

   The Series A Preferred Stock is convertible into common stock at the holder's option at any time after issuance. The rate of conversion into common stock is determined by the product of multiplying the number of Series A Preferred shares being converted by the Series A Preferred Conversion Rate, which shall initially be 1:1 but may change pursuant to the terms of the Stock

                              TRIVIDA CORPORATION
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)
           (Information at December 31, 1999 and for the nine months
                 ended December 31, 1998 and 1999 is unaudited)

Purchase Agreement. All Series A Preferred Stock will be automatically converted into common stock upon the affirmative election of the holders of at least a majority of the outstanding shares of Series A Preferred Stock or upon the completion of a public offering with proceeds of at least $15 million and a total Company valuation of at least $75 million. The voting rights of the Series A Preferred Stock are equal to the number of shares of common stock into which such shares may be converted on a 1:1 basis. Each share of Series A Preferred Stock entitles the holder to receive cash dividends at a rate of 8% per annum of the original issue price of $0.60 per share. The dividends are payable at the declaration and discretion of the Board of Directors and are non-cumulative.

   The Series B Preferred Stock is convertible into common stock at the holder's option at any time after issuance. The rate of conversion into common stock is determined by the product of the number of Series B Preferred shares being converted and the Series B Preferred Conversion Rate, which shall initially be 1:1 but may change pursuant to the terms of the Series B Preferred Stock Purchase Agreement. All Series B Preferred Stock will automatically be converted into common stock upon the affirmative election of the holders of at least a majority of the outstanding shares of Series B Preferred Stock or upon the completion of a public offering with proceeds of at least $15 million and a total Company valuation of at least $75 million. The voting rights of the Series B Preferred Stock are equal to the number of shares into which such shares may be converted on a 1:1 basis. Each share of Series B Preferred Stock entitles the holder to receive cash dividends at a rate of 8% per annum of the original purchase price of $0.81 per share. Dividends are payable at the declaration and discretion of the Board of Directors and are non-cumulative.

   The Company's Articles of Incorporation have been amended from time to time to, among other matters, adjust its authorized number of shares of preferred and common stock. In addition, in June 1998, the Company authorized a stock split of its Series A Preferred Stock, whereby every three shares of Series A Preferred Stock became five shares. All information in these financial statements related to shares of Series A Preferred Stock has been adjusted to reflect this stock split.

   At March 31, 1999, 12,773,250 shares of common stock were reserved for future issuance, of which 1,900,000 were reserved for issuance under the Company's stock option plan, 11,000,000 were reserved for issuance upon the conversion of Preferred Stock, 1,250,000 were reserved for issuance upon the conversion of the convertible promissory notes and 365,000 were reserved for issuance upon the exercise of stock purchase warrants. In July 1999, the Company amended its Articles of Incorporation to increase the authorized number of shares of common stock to 30,000,000 shares.

4. Stock Option Plan

   The Company has adopted a Stock Option Plan (the Plan), which provides for the granting of options for the purchase of up to 1,900,000 (1,000,000 at March 31, 1998) shares of the Company's common stock. Under the Plan, incentive options to purchase shares may be granted to employees of the Company. Nonqualified options to purchase shares may be issued to employees, directors, and

                              TRIVIDA CORPORATION
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)
           (Information at December 31, 1999 and for the nine months
                 ended December 31, 1998 and 1999 is unaudited)

consultants of the Company. Under the terms of the Plan, the exercise price of the incentive and nonqualified options cannot be less than the fair market value at the date of grant. Options principally vest over a period of four years from the date of grant and generally expire ten years from such grant.

   The Company has granted 11,800 and 45,000 options to certain consultants for services rendered as of March 31, 1998 and 1999, respectively. As of March 31, 1999, 11,800 of these options have an exercise price of $1.80 per share, 5,000 have an exercise price of $0.60 per share and 40,000 have an exercise price of $0.06 per share. The estimated fair value of these options has been recognized as additional paid-in capital and related expense in the amounts of $21,240 and $24,200 for the years ended March 31, 1998 and 1999, respectively.

   The Company has granted 70,000 options and 127,084 warrants for the purchase of the Company's common stock to certain consultants for services rendered during the nine month period ended December 31, 1999. As of December 31, 1999, the 70,000 options have an exercise price of $0.20 per share. The estimated fair market value of these options has been recognized as additional paid-in capital and related expense in the amount of $37,100 for the nine month period ended December 31, 1999. At the date of grant, the warrants have been valued at $107,851 and have been recognized as additional paid-in capital and related expense.

   A summary of the Company's stock option activity and related information is as follows:

                                                   Outstanding Stock Options
                                                 ------------------------------
                                                            Weighted
                                                            Average
                                                            Exercise
                                                             Price    Exercise
                                                 Number of    Per    Price Per
                                                  Options    Share     Share
     Outstanding at March 31, 1997..............       --    $ --    $      --
       Granted..................................   664,800    0.09    0.06-1.80
                                                 ---------   -----   ----------
     Outstanding at March 31, 1998..............   664,800    0.09    0.06-1.80
       Granted.................................. 1,231,000    0.06      0.06
       Exercised................................   (26,750)   0.06      0.06
       Forfeited................................   (79,250)   0.06      0.06
                                                 ---------   -----   ----------
     Outstanding at March 31, 1999.............. 1,789,800   $0.07   $0.06-1.80
       Granted.................................. 2,436,500    0.19    0.06-0.20
       Exercised................................  (858,749)   0.06    0.06-0.20
       Forfeited................................   (30,667)   0.16    0.06-0.20
                                                 ---------   -----   ----------
     Outstanding at December 31, 1999........... 3,336,884    0.16    0.06-1.80
                                                 =========   =====   ==========
     Exercisable at:
       March 31, 1998...........................    14,800   $1.45   $0.06-1.80
       March 31, 1999...........................   334,540   $0.13   $0.06-1.80
       December 31, 1999........................   835,220   $0.10   $0.06-1.80
                                                 =========   =====   ==========

                              TRIVIDA CORPORATION
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)
           (Information at December 31, 1999 and for the nine months
                 ended December 31, 1998 and 1999 is unaudited)


   At March 31, 1998 and 1999, 335,200 and 110,200 shares, respectively, were available for future grant. The weighted average remaining contractual life for the outstanding options was 8.46 years at March 31, 1999.

   The excess of the deemed fair value of the Company's common stock over the exercise price of options granted during the years ended March 31, 1998 and 1999 and the nine months ended December 31, 1999, at the date of grant amounted to $286,560, $545,280 and $1,228,725, respectively. The deemed fair value of the common stock was determined by the Company based on the selling prices of contemporaneous sales of Series A Preferred Stock considering the relative rights and privileges of each security, the stages of development of the Company's business, and the inherent risks and perceived future potential of the Company at the time of grant or issuance. The typical vesting period of the options is 25% after the first year from grant with the remaining balance vesting evenly over the following three years. The amortization of deferred compensation will be charged to operations on a graded methodology basis, consistent with the method described in Financial Accounting Standards Board Interpretation No. 28, over the vesting period of the options. During the years ended March 31, 1998 and 1999 and the nine month period ended December 31, 1999, amortization of deferred compensation of $83,962, $230,378 and $286,135, respectively, was recorded. Had compensation cost for the Company's stock-based compensation plan been determined consistent with the fair value approach set forth in SFAS No. 123, the Company's net losses for the years ended March 31, 1998 and 1999, would have been as follows:

                                                          1998         1999
      Net loss as reported............................ $(2,887,017) $(4,334,153)
      APB No. 25 compensation expense recorded........      83,962      230,378
      Stock-based compensation under SFAS No. 123.....      (5,447)     (45,726)
                                                       -----------  -----------
      Pro forma net loss.............................. $(2,808,502) $(4,149,501)
                                                       ===========  ===========

   The fair value of options granted during the years ended March 31, 1998 and 1999, are estimated on the date of grant using the minimum value method with the following weighted-average assumptions: no dividend yield; risk-free interest rates ranging from 4.5% to 5.5%; and an expected life of four years. At March 31, 1998 and 1999, deferred compensation of $202,598 and $517,500, respectively, was reflected as a reduction of stockholders' equity. The deferred compensation amortization relates only to stock options awarded to employees; the salaries and related benefits of these employees are included in the applicable operating expense line item.

5. Line of Credit

   On May 30, 1997, the Company entered into a QuickStart Loan Agreement (Loan Agreement) with Silicon Valley Bank, which was amended on November 30, 1998. The Loan Agreement allows for borrowings up to $99,825 and matures on May 30, 1999. Borrowings bear interest at the

                              TRIVIDA CORPORATION
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)
           (Information at December 31, 1999 and for the nine months
                 ended December 31, 1998 and 1999 is unaudited)

prevailing prime rate, as defined, plus 2.0% (10.5% at March 31, 1998, and 9.75% at March 31, 1999).

   In connection with the renewal of the Loan Agreement in November 1999, the Company issued to Silicon Valley Bank 86,420 warrants to purchase the shares of the Company's Series B Preferred Stock at a price of $0.81 per share. In addition, the warrants may be converted, on a net basis, into shares of Series B Preferred Stock without any additional consideration paid. These warrants expire in November 2009, to the extent not previously exercised. At the date of grant, the warrants have been valued at $70,000 and have been treated as a deferred financing cost and as an additional Series B Preferred Stock contribution.

6. Commitments

   The Company conducts its operations in a leased facility. The lease expires in December 2004. Rent expense related to this lease amounted to $88,372 and $184,104 for the years ended March 31, 1998 and 1999, respectively. In addition, the Company leases certain computer equipment and furniture under capital leases. The cost and accumulated depreciation related to equipment under capital leases totaled $328,451 and $664,859, and $71,519 and $588,184, respectively, at March 31, 1998 and 1999. Future minimum payments under these leases consisted of the following at March 31, 1999:

                                                           Operating  Capital
                                                             Leases    Leases
      2000................................................ $  184,104 $301,399
      2001................................................    184,104   44,510
      2002................................................    184,104   19,152
      2003................................................    184,104      --
      2004................................................    184,104      --
      Thereafter..........................................    122,736      --
                                                           ---------- --------
      Total minimum lease payments........................ $1,043,256  365,061
                                                           ----------
      Amounts representing interest.......................             (74,843)
                                                                      --------
      Present value of net minimum lease payments
       (including current portion of $237,743)............            $290,218
                                                                      ========

7. Income Taxes

   No provision for income taxes, other than the state minimum tax of $800, was recognized for the years ended March 31, 1998, 1999 and December 31, 1999, as a result of the net loss incurred during such periods.

                              TRIVIDA CORPORATION
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)
           (Information at December 31, 1999 and for the nine months
                 ended December 31, 1998 and 1999 is unaudited)


   The components of the Company's deferred tax assets (and related valuation reserve) are as follows:

                                                              March 31,
                                                       ------------------------
                                                          1998         1999
      Net operating loss carryforwards................ $ 1,097,508  $ 2,665,106
      Other...........................................      86,390      150,790
                                                       -----------  -----------
      Total deferred tax assets.......................   1,183,898    2,815,896
      Valuation reserve...............................  (1,183,898)  (2,815,896)
                                                       -----------  -----------
      Net deferred tax assets......................... $       --   $       --
                                                       ===========  ===========

   The Company's income tax expense differs from income tax (benefit) computed at the U.S. federal statutory rate due to deferred tax assets not benefited. The Company's net operating loss carryforwards could be limited in circumstances involving a significant change in equity ownership.

   At March 31, 1999 and December 31, 1999, the Company had net operating loss carryforwards for both federal and state income tax purposes of approximately $6,700,000 and $11,400,000, respectively. The net operating loss carryforwards will expire at various dates beginning in 2005 through 2019, if not utilized.

8. Employee Benefit Plans

   Employees of the Company who are at least 21 years of age and have completed one month of service, are eligible to participate in a defined contribution retirement plan, under the provisions of Section 401(k) of the Internal Revenue Code. Employees may contribute 15% of their eligible compensation, up to a maximum of $10,000. The plan does provide for matching or discretionary contributions by the Company; however, no such contributions have been made through March 31, 1999.

9. Related Party Transactions

   The Company has entered into agreements with two of its executives and shareholders, whereby a portion of their salaries be loaned to the Company. These loans will be repaid upon the closing of a Third Party Financing, defined as an equity financing from institutional investors with proceeds of at least $5 million. As of March 31, 1999, no such Third Party Financing has occurred. Amounts accrued under these agreements total $173,333, $333,332 and $40,000 for the years ended March 31, 1998 and 1999 and the nine month period ended December 31, 1999, respectively.

                              TRIVIDA CORPORATION
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)
           (Information at December 31, 1999 and for the nine months
                 ended December 31, 1998 and 1999 is unaudited)


10. Year 2000 (Unaudited)

   The Company has assessed its Year 2000 business risks and its exposure to computer systems which are date sensitive. Year 2000 risks results from certain computer programs that were written using two digits rather than four digits to define the year (for example "99" for 1999). Computer systems and operating equipment that utilize two digit date definitions may experience processing problems or failure when the last two digits of a year become "00," as did occur on January 1, 2000. Based on its evaluation, the Company determined that certain of its information systems were not Year 2000 compliant and elected to upgrade or replace such systems. These systems were replaced during fiscal year 1999 and the Company has determined that it is fully Year 2000 compliant. The cost of this replacement was not material.

11. Event Subsequent to Date of Report of Independent Auditors (Unaudited)

   On February 15, 2000 the Company signed a definitive agreement with Be Free, Inc. (Be Free), whereby Be Free would acquire all of the Company's issued and outstanding shares of capital stock for approximately 2,933,276 shares of Be Free common stock. In addition, Be Free would assume all outstanding options to acquire the Company's capital stock, pursuant to which an additional 566,592 shares of Be Free common stock may be issued. The sale was completed on February 29, 2000.

                     UNAUDITED PRO FORMA COMBINED CONDENSED

                             FINANCIAL INFORMATION

   The following unaudited pro forma combined condensed financial information gives effect to the acquisition by Be Free of TriVida in a transaction which will be accounted for as a purchase. The unaudited pro forma combined condensed balance sheet is based on the historical balance sheets of Be Free and TriVida and has been prepared to reflect the acquisition by Be Free of TriVida as if it had occurred at December 31, 1999. The unaudited pro forma combined condensed statement of continuing operations is based on the historical statements of continuing operations of Be Free and TriVida, and combines the results of continuing operations of Be Free for the year ended December 31, 1999 and the twelve months ended December 31, 1999 of TriVida, as if the acquisition occurred on January 1, 1999. TriVida's fiscal year ends on March 31. The results of continuing operations for TriVida for the twelve months ended December 31, 1999 were created using the unaudited results of operations of TriVida for the nine months ended December 31, 1999 and adding the unaudited results of operations of TriVida for its three months ended March 31, 1999.

   The pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved if the acquisition had been consummated as of the beginning of the period presented, nor are they necessarily indicative of the future financial position or operating results of Be Free. The pro forma combined condensed financial information does not give effect to any cost savings or restructuring and integration costs which may result from the integration of Be Free and TriVida operations. Such costs related to restructuring and integration have not yet been determined and Be Free expects to charge such costs to operations during the quarter incurred.

   The unaudited pro forma combined condensed financial information is based on continuing operations only and excludes the results of extraordinary items.

   The unaudited pro forma combined condensed financial information should be read in conjunction with the financial statements and notes thereto of Be Free and TriVida included elsewhere in this prospectus.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                     BALANCE SHEET AS OF DECEMBER 31, 1999

                                                       Pro Forma        Pro Forma
                            Be Free       TriVida     Adjustments        Combined
         ASSETS
Current assets:
 Cash and cash
  equivalents...........  $ 58,975,906  $  1,308,291  $        --      $ 60,284,197
 Marketable securities..    12,761,659           --            --        12,761,659
 Accounts receivable,
  net...................     1,328,406           --            --         1,328,406
 Prepaid expenses.......     1,012,791           --            --         1,012,791
 Other current assets...       269,526           --            --           269,526
                          ------------  ------------  ------------     ------------
  Total current assets..    74,348,288     1,308,291           --        75,656,579
Marketable securities...     7,954,400           --            --         7,954,400
Property and equipment,
 net....................     7,966,868     2,059,545           --        10,026,413
Intangible assets, net..           --            --    161,641,951 (1)  161,641,951
Other assets............       567,288       185,451           --           752,739
                          ------------  ------------  ------------     ------------
  Total assets..........  $ 90,836,844  $  3,553,287  $161,641,951     $256,032,082
                          ============  ============  ============     ============
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable and
  accrued expenses......  $  3,883,161  $    412,919  $  2,865,000 (2) $  7,161,080
 Deferred revenue.......       942,537           --            --           942,537
 Current portion of
  long-term debt........       942,770       968,936           --         1,911,706
                          ------------  ------------  ------------     ------------
  Total current
   liabilities..........     5,768,468     1,381,855     2,865,000       10,015,323
Long-term debt, net of
 current portion........     2,507,357       807,251           --         3,314,608
                          ------------  ------------  ------------     ------------
  Total liabilities.....     8,275,825     2,189,106     2,865,000       13,329,931
                          ------------  ------------  ------------     ------------
Stockholders' equity:
 Series A and B
  convertible preferred
  stock.................           --     12,818,865   (12,818,865)(3)          --
 Common stock...........       280,882        75,470        14,361 (4)      295,243
                                                           (75,470)(3)
 Additional paid-in
  capital...............   113,413,819     2,403,810   160,126,771 (4)  273,540,590
                                                        (2,403,810)(3)
 Stockholders' notes
  receivable............      (208,072)          --            --          (208,072)
 Unearned compensation..    (6,001,938)   (1,460,150)    1,460,150 (3)   (6,001,938)
 Accumulated other
  comprehensive loss....       (10,818)          --            --           (10,818)
 Accumulated deficit....   (24,876,107)  (12,473,814)   12,473,814 (3)  (24,876,107)
                          ------------  ------------  ------------     ------------
                            82,597,766     1,364,181   158,776,951      242,738,898
 Treasury stock, at
  cost..................       (36,747)          --            --           (36,747)
                          ------------  ------------  ------------     ------------
  Total stockholders'
   equity...............    82,561,019     1,364,181   158,776,951      242,702,151
                          ------------  ------------  ------------     ------------
  Total liabilities and
   stockholders' equity.  $ 90,836,844  $  3,553,287  $161,641,951     $256,032,082
                          ============  ============  ============     ============

 See accompanying notes to the unaudited pro forma combined condensed financial information.

                UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT
         OF CONTINUING OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1999

                                                      Pro Forma       Pro Forma
                            Be Free       TriVida    Adjustments       Combined
Revenue.................  $  5,328,675  $       --   $        --     $  5,328,675
Operating expenses:
  Cost of revenue ......       844,838          --            --          844,838
  Sales and marketing...     9,329,446    1,736,642           --       11,066,088
  Client services ......     3,473,583          --            --        3,473,583
  Development and
   engineering..........     4,767,382    1,328,112           --        6,095,494
  General and
   administrative.......     2,823,412    2,530,149           --        5,353,561
  Equity related
   compensation.........     1,942,147      352,328           --        2,294,475
  Amortization of
   goodwill and
   intangible assets....           --           --     53,897,278(1)   53,897,278
                          ------------  -----------  ------------    ------------
    Total operating
     expenses...........    23,180,808    5,947,231    53,897,278      83,025,317
                          ------------  -----------  ------------    ------------
    Operating loss......   (17,852,133)  (5,947,231)  (53,897,278)    (77,696,642)
Interest income
 (expense), net.........       347,721     (279,585)          --           68,136
Provision for income
 taxes..................           --          (800)          --             (800)
                          ------------  -----------  ------------    ------------
Loss from continuing
 operations.............  $(17,504,412) $(6,227,616) $(53,897,278)   $(77,629,306)
                          ============  ===========  ============    ============
Basic and diluted loss
 from continuing
 operations per common
 share(5)...............  $      (0.92)                              $      (3.55)
Basic and diluted
 weighted average number
 of common shares(5)....    18,951,340                                 21,884,616



 See accompanying notes to the unaudited pro forma combined condensed financial information.

          NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

A. Pro forma Basis of Presentation and Adjustments

   The following unaudited pro forma combined condensed financial information gives effect to the acquisition by Be Free of TriVida in a transaction which will be accounted for as a purchase. The unaudited pro forma combined condensed balance sheet is based on the balance sheets of Be Free and TriVida and has been prepared to reflect the acquisition by Be Free of TriVida as if it had occurred at December 31, 1999. The unaudited pro forma combined condensed statement of continuing operations is based on the individual statements of continuing operations of Be Free and TriVida, and combines the results of continuing operations of Be Free for the year ended December 31, 1999 and the twelve months ended December 31, 1999 of TriVida, as if the acquisition occurred on January 1, 1999. TriVida's fiscal year ends on March 31. The results of continuing operations for TriVida for the twelve months ended December 31, 1999 were created using the unaudited results of operations of TriVida for the nine months ended December 31, 1999 and adding the unaudited results of operations of TriVida for its three months ended March 31, 1999.

   On February 29, 2000, Be Free issued 2,933,276 shares of Be Free common stock in exchange for all outstanding shares of common and preferred stock of TriVida. Be Free also issued options exercisable for 566,592 shares of common stock in replacement of outstanding options for common stock of TriVida.

B. Pro Forma Adjustments to Pro Forma Combined Condensed Financial Information

  1. Be Free estimates the purchase price for TriVida to be approximately $163.0 million based on the consideration paid to TriVida shareholders including common stock and options, plus acquisition related expenses. For purposes of measuring the value of the transaction, the value of the common stock issued was based on the average closing price of Be Free's common stock two days before and after the parties agreed to the terms of the acquisition and the terms were announced. The value of options issued was estimated using the Black Scholes valuation model. Be Free is currently in the process of performing a full assessment of the fair value of the net assets acquired. For the purposes of the preparation of the pro forma combined condensed financial information, Be Free has allocated approximately $1.4 million of the purchase price to tangible assets acquired and liabilities assumed based on the book value as of December 31, 1999. The remainder has been allocated to intangible assets which are expected to include: completed technology, workforce, trademarks and goodwill. Based on an estimated useful life of three years for such intangible assets, the unaudited pro forma combined condensed financial information includes an adjustment of approximately $54.0 million for amortization expense. The allocation of the purchase price to tangible and intangible assets, as well as the related amortization expense, may change materially as a result of the completion of Be Free's evaluation of the fair value of the net assets acquired.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 14, 2000

                              BE FREE, INC.

                              By: /s/ Stephen M. Joseph
                                  -------------------------------------
                                  Stephen M. Joseph
                                  Chief Financial Officer and Treasurer

                                 EXHIBIT INDEX

     Exhibit 2 Agreement and Plan of Merger, dated February 15, 2000 by and among Be Free, Inc., Cyrano Acquisition Corp. and TriVida Corporation.

     Exhibit 23  Consent of Ernst & Young LLP.